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                                                                    EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Flextronics International Ltd. (the Company) on Form S-3 of our reports dated March 28, 2000 (relating to the consolidated financial statements of The DII Group, Inc. and Subsidiaries as of January 2, 2000 and January 3, 1999 and for the three years in the period ended January 2, 2000 not presented separately herein), included in the Current Reports on Form 8-K of the Company filed June 13, 2000 and June 19, 2000.





DELOITTE & TOUCHE LLP

Denver, Colorado
July 14, 2000